Exhibit 99.1

Xtant Medical Enters into Restructuring and Exchange Agreement with All Holders of Outstanding Convertible Notes

•	Conversion of $1.627M (plus interest) of convertible notes into common stock

•	Exchange of $70.238M (plus interest) of convertible notes into common stock

•	Upon stockholder approval, amendment of Certificate of Incorporation to effect reverse stock split of common stock

•	Private placement of approximately $6.809M of common stock

•	Completion of transaction anticipated to allow Xtant to meet liquidity needs and reposition itself for long-term growth.

BELGRADE, Mont., Jan. 18, 2018 (GLOBE NEWSWIRE) -- Xtant™ Medical Holdings, Inc. (NYSE American: XTNT), a leader in the development of regenerative medicine products and medical devices, announced that it has entered into a Restructuring and Exchange Agreement (the "Restructuring Agreement") with ROS Acquisition Offshore LP ("ROS"), OrbiMed Royalty Opportunities II, LP ("OrbiMed"), and all of the other holders of all of Xtant's outstanding 6.00% convertible senior unsecured notes due 2021 (the "Notes") on January 11, 2018. The primary purposes of Xtant's entry into the Restructuring Agreement are to reform its capital structure, meet its liquidity needs, reposition itself for long-term growth, and regain compliance with NYSE American LLC (formerly the NYSE MKT) listing standards. Xtant plans to hold a Special Meeting of Stockholders to vote on matters required to be approved by stockholders in connection with the transactions contemplated by the Restructuring Agreement (the “Transactions”).

"We are pleased to have signed an agreement to restructure and recapitalize our debt with the noteholders. This will reposition the company for long-term growth and allow the company to regain compliance with the NYSE American." said Carl O’Connell, Chief Executive Officer of Xtant Medical, "Furthermore, the private placement will provide the liquidity to meet our operating needs going forward."

Below is a summary of the Transactions:

Tier 1 Transaction

On January 17, 2018, and as contemplated by the Restructuring Agreement, ROS and OrbiMed converted the Notes issued to them in January 2017 in the aggregate principal amount of $1.627 million, plus accrued and unpaid interest, at the $0.7589 per share conversion rate originally provided thereunder, into approximately 2.3 million shares of common stock of the Company.

Reverse Stock Split and Amendment to Certificate of Incorporation

Upon approval of the stockholders of Xtant, the Company will amend its certificate of incorporation to, among other things, effect a reverse stock split of its common stock at a ratio of 1:12. As a result of the reverse split, each 12 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders.

Tier 2 Transaction

Upon approval of the stockholders of Xtant, following the completion of the Tier 1 Transaction and after giving effect to the reverse split described above, the remaining $70.238 million aggregate principal amount of the Notes, plus accrued and unpaid interest, will be exchanged for newly-issued shares of Common Stock at an exchange price of $7.20 per share (or $0.60 per share on a pre-reverse stock split basis), for approximately 10.4 million shares of common stock (or approximately 124.6 million shares on a pre-reverse stock split basis).

Private Placement

Upon the approval of the stockholders of Xtant, following the consummation of the reverse stock split described above and simultaneously with the Tier 2 Transaction, ROS and OrbiMed have agreed to purchase approximately $6.809M of common stock at $7.20 per share (or $0.60 on a pre-reverse stock split basis).

Assuming that the Tier 2 Transaction and the private placement are consummated on February 15, 2018, following the consummation of the Transactions, ROS and OrbiMed will collectively own approximately 70.4% of the outstanding common stock, and current non-ROS/OrbiMed holders of common stock, who currently own approximately 95.7% of the outstanding common stock, would own approximately 11.3% of the outstanding common stock.

For further details regarding the Restructuring Agreement and the Transactions, please reference the preliminary proxy statement and the Current Report on Form 8-K filed by Xtant with the Securities and Exchange Commission on January 11, 2018.

About Xtant™ Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (NYSE MKT: XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability to obtain stockholder approval of the Transactions; the ability to consummate the Transactions; the consequences of consummating the Transactions; the ability to comply with covenants in the Company’s senior credit facility and to make deferred interest payments; the ability to maintain sufficient liquidity to fund operations; the ability to remain listed on the NYSE American; the ability to obtain financing on reasonable terms; the ability to increase revenue; the ability to continue as a going concern; the ability to maintain sufficient liquidity to fund operations; the ability to achieve expected results; the ability to remain competitive; government regulations; the ability to innovate and develop new products; the ability to obtain donor cadavers for products; the ability to engage and retain qualified technical personnel and members of the Company’s management team; the availability of Company facilities; government and third-party coverage and reimbursement for Company products; the ability to obtain regulatory approvals; the ability to successfully integrate recent and future business combinations or acquisitions; the ability to use net operating loss carry-forwards to offset future taxable income; the ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes; the ability to service Company debt; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights; infringement and ownership of intellectual property; the ability to remain accredited with the American Association of Tissue Banks; influence by Company management; the ability to pay dividends; and the ability to issue preferred stock; and other factors.

Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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